Exhibit 5.2

PILLSBURY WINTHROP SHAW PITTMAN LLP
31 West 52nd Street
New York, NY, 10019

June 2, 2026

Gorilla Technology Group Inc.
64 North Row

London, United Kingdom W1K 7DA

Ladies and Gentlemen:

We are acting as counsel for Gorilla Technology Group Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), in connection with (i) the Registration Statement on Form F-3 (File No. 333-274053) (as amended or supplemented, the “Initial Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) and (ii) the Registration Statement on Form F-3 filed pursuant to Rule 462(b) promulgated under the Act relating to the Initial Registration Statement (the “Rule 462(b) Registration Statement”), filed by the Company with the Commission under the Act relating to the registration of (inter alia) the following securities of the Company having an aggregate initial public offering price of up to $17,903,178: (a) ordinary shares (“Ordinary Shares”), (b) preference shares (“Preferred Shares”), in one or more series, (c) senior or subordinated debt securities (“Debt Securities”), (d) depositary shares evidenced by depositary receipts, each representing fractional interests in Preferred Shares (“Depositary Shares”), (e) warrants to purchase Debt Securities, Ordinary Shares, Preferred Shares, Depositary Shares, or any combination thereof (“Warrants”), and (f) rights (“Rights”) to purchase Ordinary Shares or Preferred Shares. The Debt Securities, Depositary Shares, Warrants, and Rights are collectively referred to herein as the “Securities.” The Securities include the additional amounts of such securities the offer and sale of which are registered pursuant to the Rule 462(b) Registration Statement. The Initial Registration Statement, as amended, including the Rule 462(b) Registration Statement, is herein referred to as the “Registration Statement.”

The Debt Securities will be issued under an Indenture in substantially the form of Exhibit 4.10 to the Registration Statement to be entered into between the Company and a trustee to be identified in such Indenture (the “Trustee”), together with the board resolutions, an Officer’s Certificate or a Supplemental Indenture in the form to be filed or incorporated by reference as an exhibit to the Registration Statement setting forth the terms of a specific series of the Debt Securities (such Indenture, as so modified or supplemented, the “Indenture”).

We have reviewed the Registration Statement and such other documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for our opinions set forth in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

Gorilla Technology Group Inc.

June 2, 2026

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to any of the Debt Securities, when (a) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture, and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	With respect to any of the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the series of Preferred Shares to be issued in connection therewith, the offering of such Depositary Shares in such series of Preferred Shares, and related matters, including that the terms of the Depositary Shares and their sale and issuance have been duly established in conformity with the memorandum and articles of association and a deposit agreement, in compliance with applicable law, (b) a deposit agreement has been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (a “Deposit Agreement”), which Deposit Agreement establishes the terms of the Depositary Shares and their issuance and sale, (c) the shares of such series of Preferred Shares have been deposited with such depositary in accordance with such Deposit Agreement, (d) such shares of such series of Preferred Shares have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Board action, and (e) receipts (“Receipts”) evidencing Depositary Shares are duly issued against the deposit of such series of Preferred Shares in accordance with such Deposit Agreement, such Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable and such Receipts will be duly authorized and validly issued and entitle the holders thereof to the rights specified in such Deposit Agreement.

3.	With respect to any of the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a warrant agent (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of such Warrant Agreement, and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Warrant Agreement, such Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to any of the Rights, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a rights agent (a “Rights Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Rights, the terms of the offering of such Rights, and related matters, (c) such Rights have been duly executed and authenticated in accordance with the terms of such Rights Agreement, and (d) such Rights have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Rights Agreement, such Rights will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Gorilla Technology Group Inc.

June 2, 2026

Our opinions set forth in paragraphs 1, 3 and 4 above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

In connection with our opinions set forth above, we have assumed that (a) at or prior to the time of the delivery of any of the Securities the Registration Statement, including any amendments thereto, will have been declared effective under the Act and a supplement to the Prospectus forming a part of the Registration Statement applicable to the offer and sale of such Securities will have been prepared and filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act, (b) at or prior to the time of the issuance of any of the Securities, the Board shall not have rescinded or otherwise modified the authorization of such Securities, (c) neither the establishment of any terms of any of the Securities after the date hereof nor the issuance and delivery of, or the performance of the Company’s obligations under, such Securities will (i) require any authorization, consent, approval or license of or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or (ii) violate or conflict with, result in a breach of, or constitute a default under, (A) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (B) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties, (C) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties or (D) any applicable law (other than the law of the State of New York as in effect on the date hereof).

Our opinions set forth in this letter are limited to the law of the State of New York as in effect on the date hereof.

We hereby consent to the filing of this letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP